QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

INDEMNIFICATION AGREEMENT

        AGREEMENT dated effective as of                        , 2005, between CROCS, Inc., a Delaware corporation (the "Company"), and                        (the "Indemnitee").

        WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and

        WHEREAS, Indemnitee is or wishes to serve as a director and/or officer of the Company; and

        WHEREAS, the Company's charter requires the Company to indemnify and advance expenses to its directors and officers to the full extent authorized and permitted by applicable law, and allows for the provision of additional indemnification rights to directors or officers by separate agreement; and

        WHEREAS, Indemnitee has been serving and continues to serve, or will serve, as a director and/or officer of the Company in part in reliance on such provisions of the Company's charter; and

        WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to encourage Indemnitee's service to the Company in an effective manner, the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent (whether partial or complete) authorized and permitted by law and the Company's Certificate of Incorporation, and to such extent as may be provided for in this Agreement; and

        WHEREAS, to the extent insurance is maintained the Company wishes to provide in this Agreement for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

        NOW, THEREFORE, in consideration of the premises and of Indemnitee's service or continued service to the Company directly or, at its request, to any other Enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

        1.     CERTAIN DEFINITIONS. Capitalized words not otherwise defined herein shall have the following meanings:

          a.     "Change in Control" shall be deemed to have occurred if:

            (i)    a majority of the directors of the Company shall be persons other than persons (A) who were directors of the Company at the date hereof, (B) for whose election proxies shall have been solicited by the Board of Directors, or (C) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by newly-created directorships or the death or resignation (but not removal) of a director; or

            (ii)   on or after the date hereof, any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company, a subsidiary of the Company or the person seeking indemnification, acquires or becomes the beneficial owner (as so defined in Exchange Act Rule 13d-3), directly or indirectly, of twenty percent or more of the voting power represented by the Company's then outstanding Voting Securities; or

            (iii)  the stockholders of the Company approve, and the Company consummates, a definitive agreement or plan to (A) merge or consolidate the Company with or into another corporation (other than (1) a merger or consolidation with a subsidiary of the Company, (2) a merger in which the Company is the surviving corporation and no outstanding Voting Securities of the Company (other than fractional shares) held by stockholders immediately prior to the merger are converted into cash, securities or other property, or (3) a merger effectuated with the purpose of changing the jurisdiction of incorporation of the Company), (B) exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by stockholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for shares of another corporation, (C) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or (D) liquidate or dissolve the Company, unless a majority of the Voting Securities of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation or disposition of assets) or the Company (in the case of a statutory share exchange) is, immediately following the merger, consolidation, statutory share exchange or disposition of assets, beneficially owned by the person seeking indemnification or by a group of persons, including the person seeking indemnification, acting in concert; or

            (iv)  the Company enters into an agreement in principle or a definitive agreement relating to an event described in clause (i), (ii) or (iii) above which ultimately results in an event described therein, or a tender or exchange offer or proxy contest is commenced which ultimately results in an event described therein.

          b.     "Claim" shall mean any threatened, pending or completed action, suit or proceeding, or alternative dispute resolution mechanism, or any inquiry or investigation, whether instituted by the Company or any other party (including, without limitation, in the right of the Company).

          c.     "Enterprise" shall mean any enterprise other than the Company, including any corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other entity or enterprise.

          d.     "Expenses" shall mean (i) all costs, expenses and obligations (including attorneys' fees and costs, the fees and costs of consultants and experts, and reasonable out-of-pocket travel costs incurred by any of such persons or by Indemnitee), incurred in connection with investigating, defending, being a witness in, being interviewed in connection with, or participating in (including on appeal), or preparing to defend, to be a witness in, to be interviewed by, or to participate in, any Claim relating to any Indemnifiable Event, (ii) any judgment, fine, penalty or amount to be paid in settlement of any Claim relating to an Indemnifiable Event, (iii) any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and (iv) all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.

          e.     "Indemnifiable Event" shall mean any circumstance, event or occurrence related to the fact that Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of any other Enterprise, or by reason of anything done or not done, or alleged to have been done or not done, by Indemnitee in any such capacity.

          f.      "Independent Legal Counsel" shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have been retained by or otherwise performed services for the Company or Indemnitee within the previous three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements).

          g.     "Reviewing Party" shall mean, as to any situation in which Indemnitee is an officer or director at the time of the determination, (i) directors of the Company who are not parties to the Claim or a committee of such directors designated by majority vote of such directors (each of which shall make decisions by majority vote), (ii) if there are no such directors, or if such directors so direct, by Independent Legal Counsel, or (iii) such other person(s) who may be designated as provided by applicable law. "Reviewing Party" shall mean, as to any situation in which Indemnitee is not an officer or a director at the time of the determination, Independent Legal Counsel.

          h.     "Voting Securities" shall mean any securities of the Company which vote generally in the election of directors of the Company.

        2.     BASIC INDEMNIFICATION ARRANGEMENT.

          a.     General Rules. Subject to the provisions of Section 8 hereof, in the event Indemnitee was, is or becomes a party to or witness or other participant in, or is interviewed in connection with, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent authorized and permitted by applicable law, the Company's Certificate of Incorporation or any subsequent charter document, any bylaws duly adopted by the Company and the terms of this Agreement, as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all Expenses associated with such Indemnifiable Event.

        Notwithstanding the foregoing sentence, in no event shall Indemnitee be entitled to indemnification pursuant to this Agreement for any liability finally adjudged by a court of competent jurisdiction (and after the exhaustion or lapse of all rights of appeal) to have arisen in connection with (i) remuneration paid to or for the benefit of Indemnitee in violation of law; or (ii) any accounting of profits made from the purchase or sale by Indemnitee or any related person of the Company's securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of Indemnitee, if such adjudication establishes that acts of active and deliberate dishonesty were committed or attempted by Indemnitee with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to Indemnitee having gained any personal profit or advantage to which he was not entitled; or (v) any matter in respect of which such court determines that indemnification is unlawful; provided, however, to the extent any of the circumstances stated in (i) through (v) is raised as a defense to indemnification of Indemnitee, such defense shall be permitted only as to Claims specifically and solely involving the foregoing, and to the extent the indemnification request also involves Claims or portions of Claims not involving the foregoing or as to which the foregoing are only a part, the extent of Indemnitee's indemnification shall be governed by the provisions of Section 5 hereof. In addition, except as provided in Section 4, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Company's Board of Directors has consented to the initiation of such Proceeding; or (ii) the proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) and Independent Legal Counsel has approved its initiation.

        In connection with the Company's obligation to indemnify Indemnitee pursuant to this Section 2(a), the Company shall advance all actual Expenses incurred by Indemnitee as soon as practicable but in any event no later than five business days after the Company is presented with a written demand by Indemnitee for payment of such Expenses (an "Expense Advance"), subject only to the reimbursement obligation of Indemnitee as provided in Section 2(b)(ii) and the provisions of Section 8(b)(i). Expenses incurred in defending any proceeding shall be advanced by the Company prior to the final disposition of the proceeding. In submitting any invoice for such Expenses, Indemnitee shall not be required to submit any information which Indemnitee has been advised by Indemnitee's counsel could reasonably be expected to result in the waiver of the attorney-client privilege or would constitute attorney work product.

          b.     Conditions. Indemnitee hereby agrees to furnish to the Company or the Company's Board of Directors any affirmations, undertakings, or similar assurances required by applicable law as a condition to indemnifying or making Expense Advances hereunder, and receipt of any such affirmations, undertakings, or similar assurances is an express condition to the Company's obligations pursuant to Section 2(a) hereof. In addition, notwithstanding the provisions of Section 2(a):

            (i)    the obligations of the Company to indemnify Indemnitee pursuant to Section 2(a) shall be subject to the condition that a Reviewing Party shall not have determined (in a written opinion (which may be a so-called "reasoned opinion") in any case in which Independent Legal Counsel is the Reviewing Party) that Indemnitee would not be permitted to be indemnified under applicable law, or under the Company's Certificate of Incorporation or any subsequent charter document, any bylaws duly adopted by the Company or this Agreement; and

            (ii)   the obligations of the Company to make an Expense Advance to Indemnitee pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that a Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, or under the Company's Certificate of Incorporation or any subsequent charter document, any bylaws duly adopted by the Company or this Agreement, the Company shall be entitled to reimbursement by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by a Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

          c.     Selection of Reviewing Party; Judicial Review. For purposes of Section 2(b) hereof, if there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by a Reviewing Party or if a Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the States of Colorado or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by a Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by a Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

        3.     CHANGE IN CONTROL. The Company agrees that if there is a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement, the Company's Certificate of Incorporation or any subsequent charter document, any bylaws duly adopted by the Company or any other agreement now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such Independent Legal Counsel, among other things, shall render its written opinion to the Company (which may be a so-called "reasoned opinion") and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of such Independent Legal Counsel and to fully indemnify such Independent Legal Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

        4.     INDEMNIFICATION FOR ADDITIONAL EXPENSES. The Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees and costs, the fees and costs of consultants and experts, and reasonable out-of-pocket travel costs incurred by any of such persons or by Indemnitee), and, if requested by Indemnitee, shall (within two business days after such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee (a) for indemnification or advance payment of Expenses by the Company under this Agreement, the Company's Certificate of Incorporation or any subsequent charter document, any bylaws duly adopted by the Company or any other agreement now or hereafter in effect relating to Claims for Indemnifiable Events, and (b) for recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

        5.     PARTIAL INDEMNITY, ETC. If Indemnitee is entitled under any provision of applicable law, the Company's Certificate of Incorporation or any subsequent charter document, any bylaws duly adopted by the Company or this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts reasonably paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts reasonably paid in settlement) of a Claim but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith; provided, however, that if such indemnification is specifically determined to be unlawful, then Indemnitee shall be entitled to a fair apportionment of Expenses so that Indemnitee receives indemnification to the maximum extent lawful.

        6.     BURDEN OF PROOF. In connection with any determination by a Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

        7.     PRESUMPTIONS. For purposes of this Agreement, the termination of any Claim, action, suit or proceeding, by judgment, order or reasonable settlement (whether with or without court approval), shall create a presumption that Indemnitee is entitled to indemnification with respect to such Claim, action, suit or proceeding unless such judgment, order or settlement specifically provides or establishes that Indemnitee did not meet any particular standard of conduct or have any particular belief necessary to indemnification, or specifically states, in the case of a judgment or court-approved settlement, that the court has determined that indemnification is not permitted by applicable law. For purposes of this Agreement, the termination of any criminal action or proceeding upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that the court in such action or proceeding has determined that indemnification is not permitted by applicable law. In addition, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, neither the failure of a Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by a Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

        8.     NOTIFICATION OF ACTION, ETC.; ASSUMPTION BY COMPANY OF CONDUCT OR DEFENSE OF SAME.

          a.     Notification. Promptly after receipt by Indemnitee or the Company, of any notice or document respecting the commencement of any action, suit, proceeding, inquiry or investigation which names, involves or may involve Indemnitee relating to any matter concerning which Indemnitee may be entitled to indemnification or advancement of Expenses pursuant to applicable law, the Company's Certificate of Incorporation or any subsequent charter document, any bylaws duly adopted by the Company or this Agreement, the party receiving such notice or document will promptly notify the other of the receipt of same; provided, however, that the failure on the part of Indemnitee to so notify the Company will not relieve the Company from any obligation or liability which it may have to Indemnitee for indemnification or advancement of Expenses pursuant to applicable law, the Company's Certificate of Incorporation or any subsequent charter document, any bylaws duly adopted by the Company or this Agreement.

          b.     Expense Advance; Assumption of Conduct or Defense. With respect to any such action, suit, proceeding, inquiry or investigation:

            (i)    if Indemnitee intends to request an Expense Advance, Indemnitee will provide the Company with not less than two business days' prior notice of Indemnitee's intention to incur Expenses and seek an Expense Advance and shall meet with an executive officer of the Company during such two business day period to discuss Indemnitee's incurring of Expenses if requested to do so; and

            (ii)   except as otherwise provided below, to the extent that it may deem desirable, the Company, individually, or jointly with any other indemnifying party, may assume the conduct or defense of such action, suit, proceeding, inquiry or investigation; provided, however, that if the Company elects to assume the conduct or defense thereof, it will notify Indemnitee of its choice of legal counsel and offer Indemnitee an opportunity to discuss such choice of legal counsel with one of the Company's executive officers. After notice from the Company to Indemnitee of the Company's election to assume the conduct or defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal fees or expenses of counsel or fees and costs of consultants or experts to Indemnitee subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation, except as otherwise approved by the Company or as provided below in clauses (A), (B) or (C) of this Section 8(b)(ii). Upon the Company's assumption of the conduct or defense of such action, suit, proceeding, inquiry or investigation as provided herein, Indemnitee shall have the right to employ counsel to represent Indemnitee in such action, suit, proceeding, inquiry or investigation but the fees and expenses of such counsel incurred after the Company's assumption of the conduct or defense thereof shall be at the expense of Indemnitee unless (A) there has been a Change in Control; (B) Indemnitee has reasonably concluded that there is a material conflict of interest between the Company and Indemnitee in the conduct or defense of such action, suit, proceeding, inquiry or investigation, and a Reviewing Party appointed by Indemnitee has concurred in Indemnitee's conclusion; or (C) the Company has not in fact employed counsel in a timely manner to assume the conduct or defense of such action, suit, proceeding, inquiry or investigation, or fails at any time to diligently act in the conduct or defense of such action, suit, proceeding, inquiry or investigation, in each of which cases the Expenses of Indemnitee shall be advanced or reimbursed in accordance with the provisions of this Agreement, provided, however, that in the case of any event or circumstance described in (B) or (C), the Company's obligation to advance or reimburse such Expenses shall be limited to Expenses incurred beginning on the date that the event or circumstance described in (B) or (C) has occurred. The Company shall not settle any action, suit, proceeding, inquiry or investigation in any manner which would impose on Indemnitee any penalty or limitation, financial or otherwise, or which does not result in an unconditional release of Indemnitee from all claims arising in connection with such action, suit, proceeding, inquiry or investigation, unless in any such case Indemnitee gives Indemnitee's written consent.

        9.     NONEXCLUSIVITY, ETC. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the provisions of applicable law, the Company's Certificate of Incorporation or any subsequent charter document, any bylaws duly adopted by the Company or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the provisions of the Company's Certificate of Incorporation or any subsequent charter document, any bylaws duly adopted by the Company or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. In the event of any change in applicable law (whether by statute or judicial decision) which narrows the right of a corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder. To the extent that there is a conflict between the Company's Certificate of Incorporation or any bylaws duly adopted by the Company and the provisions of this Agreement, it is the desire of the parties hereto that such conflict be resolved by affording Indemnitee the broadest indemnification permissible under applicable law, the Company's Certificate of Incorporation or any subsequent charter document, any bylaws duly adopted by the Company or the provisions of this Agreement. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to be an officer or director of the Company or to serve any capacity for which an Indemnifiable Event may occur.

        10.   LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

        11.   PERIOD OF LIMITATIONS. No legal action shall be brought by the Company, and no cause of action shall be asserted by or in the right of the Company, against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of one year from the date such cause of action arises, and any claim or cause of action by or in the right of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such one-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

        12.   ATTRIBUTION OF OTHERS' ACTIONS OR CONDUCT. In connection with determinations respecting Indemnitee's rights to indemnification and Expense Advances pursuant to applicable law, the Company's Certificate of Incorporation or any subsequent charter document, any bylaws duly adopted by the Company or this Agreement, or Indemnitee's rights to any other benefits conferred thereunder or hereunder, the actions or conduct of other persons, including officers of the Company or other members of the Company's Board of Directors, shall not be attributed to Indemnitee absent specific proof that Indemnitee had actual knowledge of such actions or conduct and specifically approved such actions or conduct in writing or at a properly called meeting at which minutes of proceedings were kept and votes of participants recorded.

        13.   AMENDMENTS, ETC. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        14.   SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all necessary documents and take all necessary action to enable the Company to exercise such rights.

        15.   NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

        16.   BINDING EFFECT, ETC. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company, or as a director, officer, employee, trustee, agent or fiduciary of any other Enterprise at the Company's request.

        17.   SEVERABILITY. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

        18.   GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws applicable to contracts made and to be performed in the jurisdiction in which the Company is then incorporated, without giving effect to the principles of conflicts of laws.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

CROCS, INC.
By:
Name:
Title:
INDEMNITEE
[Name]

QuickLinks

  Exhibit 10.1
INDEMNIFICATION AGREEMENT